Exhibit 23.1

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1, as amended, filed by Xfone, Inc. with the U.S. Securities and Exchange Commission, of our report dated March 16, 2011, relating to the audited consolidated financial statements of Xfone, Inc. and subsidiaries (the "Report"), and to the reference to us under the caption "Interests of Named Experts and Counsel" appearing in the Prospectus, which is part of such Registration Statement.

We also consent to the filling of this consent letter in conjunction with the Prospectus filed with the Israel Securities Authority and the Tel Aviv Stock Exchange (the "Israeli Prospectus"), to the incorporation by reference of the Report into the Israeli Prospectus, and to the reference to us under the caption "Interests of Named Experts and Counsel" appearing in the Israeli Prospectus.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP
BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota September 1, 2011